UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):        April 21, 2010
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13395		56-201079

(Commission File Number)	`	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109	28212
Charlotte, North Carolina

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
          At the annual meeting of stockholders held April 21, 2010, Mr. O. Bruton Smith, Mr. B. Scott Smith, Mr. David B. Smith, Mr. William I. Belk, Mr. William R. Brooks, Mr. Victor H. Doolan, Mr. Robert Heller, Mr. Robert L. Rewey and Mr. David C. Vorhoff were reelected as directors by Sonic’s stockholders.

		Votes	Broker	Votes
	Votes For	Withheld	Non-Votes	Abstained
Election of O. Bruton Smith	146,478,759	2,101,127	5,953,534	-
Election of B. Scott Smith	146,612,032	1,967,854	5,953,534	-
Election of David B. Smith	146,604,228	1,975,658	5,953,534	-
Election of William I. Belk	147,941,097	638,789	5,953,534	-
Election of William R. Brooks	146,605,659	1,974,227	5,953,534	-
Election of Victor H. Doolan	146,848,560	1,731,326	5,953,534	-
Election of Robert Heller	148,093,531	486,355	5,953,534	-
Election of Robert L. Rewey	146,094,195	2,485,691	5,953,534	-
Election of David C. Vorhoff	146,849,243	1,730,643	5,953,534	-
          In addition to the election of the nine directors, Sonic’s stockholders approved the ratification of the appointment of Ernst & Young LLP as Sonic’s independent accountants for the fiscal year ending December 31, 2010.

		Votes	Broker	Votes
	Votes For	Against	Non-Votes	Abstained
Ratification of appointment of Ernst & Young LLP as Sonic’s independent accountants for the fiscal year ending December 31, 2010	154,325,119	203,473	--	4,828

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.
By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel
Dated: April 27, 2010

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